Mission Category: We are COMMITTED TO OUR SHAREHOLDERS Policy Type: Board of Directors Responsibility: Chief Talent Officer Policy Approval Level: Board of Directors Compensation Committee Effective Date: March 7, 2017 Revision Date: NA Policy No.: 606 POLICY STATEMENT This policy sets forth the conditions under which First Financial Bancorp or any of its subsidiaries (the “Company”) will seek reimbursement or forfeiture of certain incentive compensation paid to or received by any current or former officer of the Company. REASON FOR POLICY This policy is designed to protect the Company and its shareholders by creating a disincentive against fraud and other excessively risky or other harmful behavior by the Company’s officers while strengthening the relationship between pay and Company performance. WHO SHOULD READ THIS POLICY • All First Financial Bank officers • Executive Management POLICY All associates subject to the reporting requirements under Section 16 of the Securities Exchange Act and any officers of the Company holding the title of senior vice president, a title higher than senior vice president, or any equivalent titles, shall be subject to this Policy Regarding Recoupment of Compensation. Forms of incentive compensation subject to this Policy include any incentive compensation in the form of 1) stock awards, stock options, or other awards available under the Amended and Restated 2012 Stock Plan, or any successor stock plan, whether vested or unvested; 2) short-term incentive compensation; 3) individual bonus awards; 3) sales incentives; or 4) payments to be made pursuant to any severance agreement, change in control agreement, or employment agreement. Notwithstanding the preceding, this Policy shall not apply to amounts paid, or accrued and unpaid, as an officer’s base salary through the officer’s last day of employment. Recoupment Determination Except where and as prohibited by applicable law, the Company shall have the right to defer, cancel or recoup any payment of, or refuse to provide, any incentive compensation to an officer in the event the Company determines in good faith, acting in its sole discretion, that: POLICY REGARDING RECOUPMENT OF COMPENSATION EXHIBIT 10.2

First Financial Bancorp and Affiliates 606 Policy Regarding Recoupment of Compensation 2 1) The officer’s misconduct or negligence has resulted in the Company being required to restate its financial statements filed with the U.S. Securities and Exchange Commission due to material noncompliance with any financial reporting requirement. 2) An incentive compensation award was based on materially inaccurate data resulting from an officer’s fraud, willful misconduct, or gross negligence. 3) The incentive compensation paid or to be paid is related to willful misconduct or gross negligence that either has had, or could reasonably be expected to have, a significant adverse reputational or economic impact on the Company (regardless of financial restatement). 4) The Company becomes subject to any statute, regulation or other government direction that, in the opinion of legal counsel, requires the return of the incentive compensation paid to an officer. The Company may require reimbursement or forfeiture of all or a portion of any incentive compensation paid to or received by an officer during the three-year period preceding the date on which the Company makes the above determination. For purposes of this policy, an act or omission will not be considered to constitute misconduct, willful or otherwise, if the person in good faith relied upon the advice of the Company’s legal counsel, external tax or accounting advisors of the Company, or the independent registered public accounting firm of the Company. For purposes of this Policy, “misconduct” may also include failure to report properly, or to take appropriate remedial action with respect to, willful misconduct or gross negligence by another person. The above recoupment determination shall be made on behalf of the Company by 1) the Compensation Committee of the Board of Directors with respect to any executive officer, and 2) by the Chief Executive Officer or his designee with respect to any other officer. For purposes of this Policy, an “executive officer” shall be any person subject to the reporting requirements under Section 16 of the Securities Exchange Act at any time during the three-year period preceding the date on which the Company makes the recoupment determination described above. In determining whether to require reimbursement or forfeiture and, if so, the amount of reimbursement or forfeiture, the Compensation Committee and the Chief Executive Officer (or his designee), as applicable, may take into account such factors the Committee or Chief Executive Officer deems appropriate, including but not limited to the following considerations: 1) The extent to which any incentive compensation was based on the achievement of specified performance targets and, if so, whether any such incentive compensation would have been reduced had the misconduct not occurred. 2) The extent to which, prior to the public announcement of the events leading to any restatement, the officer sold common shares of the Company and the amount of any sales proceeds received by the officer in excess of the amount that the officer would have received without the restatement. 3) The officer’s involvement in and accountability for the misconduct. 4) The likelihood of success in seeking reimbursement or forfeiture and the amount likely to be recovered relative to the effort and expense involved. 5) The extent to which the assertion of a reimbursement or forfeiture claim may prejudice the interests of the Company.

First Financial Bancorp and Affiliates 606 Policy Regarding Recoupment of Compensation 3 6) The passage of time since the occurrence of the act in respect of the applicable misconduct. 7) Any pending or threatened legal proceeding relating to the applicable misconduct and any actual or anticipated resolution relating thereto. 8) The tax consequences to the Company and the affected officer. Other Provisions 1) The Company may take any action permitted by law to recover amounts recoverable under this policy from an officer. 2) The Compensation Committee, with respect to executive officers, and the Chief Executive Officer, with respect to other officers, shall each have full and final authority to make all determinations required under this Policy and all such determinations shall be final and binding on all persons. 3) The rights and remedies in this policy are cumulative and not exclusive of any other rights or remedies that may be available to the Company or any of its subsidiaries, whether provided by law, equity, statute, agreement, or otherwise. 4) This policy is separate from and in addition to the requirements of Section 304 of the Sarbanes-Oxley Act of 2002 (“Section 304”) that are applicable to the Company’s Chief Executive Officer and Chief Financial Officer. Any amounts paid to the Company by the Chief Executive Officer and Chief Financial Officer pursuant to Section 304 shall be considered in determining any amount of Excess Compensation under this policy. RELATED REFERENCES Procedure Related to Policy: Not Applicable Regulation/Statute Related to Policy: Training Related to Policy: External Documents: